Exhibit 5.1

November 9, 2015

Duluth Holdings Inc.

170 Countryside Drive

Belleville, Wisconsin 53508

RE:	Registration Statement on Form S-1 of Duluth Holdings Inc.

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your Registration Statement on Form S-1 (File Number 333-207300) (the “Registration Statement”), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on October 6, 2015, as amended by Amendment No. 1 thereto on October 13, 2015, and as proposed to be amended by Amendment No. 2 on November 9, 2015, for the registration of the offer and sale of up to 7,666,667 shares (the “Shares”) of Class B common stock, no par value, of Duluth Holdings Inc., a Wisconsin corporation (the “Company”) pursuant to the underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and William Blair & Company, L.L.C., as representative of the several underwriters, in the form filed as Exhibit 1.1 to the Registration Statement.

In our capacity as counsel to the Company in connection herewith, we have examined:

(i) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(ii) the Company’s Amended and Restated Articles of Incorporation in the form filed as Exhibit 3.1 to the Registration Statement (the “Articles”);

(iii) the Company’s Amended and Restated Bylaws in the form filed as Exhibit 3.2 to the Registration Statement (the “Bylaws”);

(iv) the preliminary prospectus, dated November 9, 2015, prepared in connection with the Registration Statement (the “Prospectus”);

(v) the Underwriting Agreement;

(vi) minutes of meetings, and actions by written consent, of the Company’s Board of Directors and the Company’s shareholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Registration Statement and (b) the authorization, issuance and sale of the Shares pursuant to the Registration Statement; and

Duluth Holdings Inc.

November 9, 2015

(vii) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance and the delivery of any Shares, the Registration Statement will have been declared effective by the Commission under the Securities Act, that the Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, the Shares to be issued and sold by the Company pursuant to the Registration Statement will be duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Wisconsin as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.